Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175203 on Form S-8 of OmniAmerican Bancorp, Inc. of our report dated June 20, 2013 appearing in this Annual Report on Form 11-K of OmniAmerican Bank 401(k) Profit Sharing Plan for the year ended December 31, 2012.

/s/ Crowe Horwath LLP
South Bend, Indiana
June 20, 2013